UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 26, 2005

Celanese Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32410	98-0420726
(Commission File Number)	(IRS Employer Identification No.)

1601 West LBJ Freeway Dallas, Texas	75234-6034
(Address of Principal Executive Offices)	(Zip Code)

(972) 901-4500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On January 26, 2005, certain indirect wholly owned subsidiaries of Celanese Corporation, including BCP Crystal US Holdings Corp. (“BCP Crystal”), Celanese Holdings LLC (“Holdco”) and Celanese Americas Corporation (“CAC”), entered into an Amended and Restated Credit Agreement  (the “Amended and Restated Credit Agreement”) with a syndicate of banks and other institutions led by Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Banc of America Securities LLC, as joint book runners, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bank of America, N.A., as documentation agent, which modifies certain terms of the credit agreement dated as of April 6, 2004 (such date, the “Original Closing Date”).  Such credit facilities allow for senior secured borrowings in the aggregate amount of up to approximately $2.826 billion, consisting of: (i) a term loan facility in the aggregate amount of approximately $1.756 billion (including approximately €275 million of Euro denominated loans), with a maturity of seven years from the Original Closing Date, (ii) a new delayed draw term loan facility in the aggregate amount of $242 million, which once borrowed, shall be treated (as to amortization and repayments) on the same basis as the term loan facility, (iii) an approximately $228 million credit-linked revolving credit facility, with a maturity of five years from the Original Closing Date and (iv) a $600 million revolving credit facility, with a maturity of five years from the Original Closing Date.  BCP Crystal is the sole borrower under the term loan facility and a borrower under the credit-linked revolving facility and the revolving credit facility; CAC is a borrower under the credit-linked revolving credit facility and the revolving credit facility.  At BCP Crystal’s option, either BCP Crystal or Celanese Europe Holding GmbH & Co. KG may be the borrower under the delayed draw term loan facility.  There may also be additional borrowers under the revolving credit facility if so designated.  All obligations under the senior credit facilities are unconditionally guaranteed by Holdco and, subject to certain exceptions, each of its existing and future domestic subsidiaries (other than BCP Crystal’s receivables subsidiaries).

A copy of the Amended and Restated Credit Agreement is attached to this report as Exhibit 10.1.  The above description of the Amended and Restated Agreement is not complete and is qualified in its entirety by reference to the exhibit.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

10.1                           Amended and Restated Credit Agreement dated as of January 26, 2005 among BCP Crystal US Holdings Corp., Celanese Holdings LLC, Celanese Americas Corporation, certain other subsidiaries from time to time party thereto as a borrower, the lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Banc of America Securities LLC, as joint book runners, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bank of America, N.A., as documentation agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

Date:	January 31, 2005	By:	/s/ Corliss J. Nelson
		Name:	Corliss J. Nelson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1

Amended and Restated Credit Agreement dated as of January 26, 2005 among BCP Crystal US Holdings Corp., Celanese Holdings LLC, Celanese Americas Corporation, certain other subsidiaries from time to time party thereto as a borrower, the lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Banc of America Securities LLC, as joint book runners, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bank of America, N.A., as documentation agent.